FOR IMMEDIATE RELEASE


          BERKSHIRE HILLS BANCORP, INC. ANNOUNCES CHANGES TO DATES AND
                       TIMES IT WILL ISSUE SECOND QUARTER
                            EARNINGS RELEASE AND HOLD
                                CONFERENCE CALL


PITTSFIELD, MA, July 20, 2005 - Berkshire Hills Bancorp, Inc. (the "Company") (AMEX:BHL), the holding company for Berkshire Bank (the "Bank"), today announced that it has changed the date and time it will issue its earnings release for the quarter ending June 30, 2005, to July 27, 2005 at approximately 9:00 A.M. Eastern Time.

The Company has also announced that its post-earnings conference call, originally scheduled to take place on July 29, 2005 at 10:00 A.M., has been changed to Wednesday, July 27, 2005 at 3:00 P.M. Eastern Time. President and Chief Executive Officer, Michael P. Daly and Chief Financial Officer, Wayne F. Patenaude will discuss highlights of the Company's second quarter financial results. Revised information about the conference call follows:

         Dial-in:                   1-877-407-8035
         Replay Dial-in:            1-877-660-6853
         Replay Access Codes:       Account #286; Conference ID #157899
                                    (Both are needed to access the Replay)
         Replay Dates:              July 27, 2005 at 5:00 P.M. (ET) through
                                    August 5, 2005 at 4:00 P.M. (ET)

All interested parties are welcome to access the conference call and are requested to call in a few minutes prior to 3:00 P.M. (ET) to register for the event. The presentation by Messrs. Daly and Patenaude will last approximately 15 minutes, followed by another 15 minutes scheduled for questions and answers.


Berkshire Hills Bancorp, Inc. is the holding company for Berkshire Bank. Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks, and is the largest banking institution based in western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts, with branch offices serving communities throughout Western Massachusetts and Northeastern New York and a representative office in New York. The Bank is committed to continuing to operate as an independent super community bank, delivering exceptional customer service and a broad array of competitively priced retail and commercial products to its customers.

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MEDIA AND INVESTOR CONTACT:

ROSE A. BOROTTO
413-236-3144
RBOROTTO@BERKSHIREBANK.COM